EXHIBIT 99.1


SMARTSERV       Investor Contact:          Media Contacts:
[LOGO]          Robert Pons                Yin Chang/Henry Feintuch
                Chief Executive Officer    KCSA Public Relations
                SmartServ Online, Inc.     212-896-1228 / 896-1212
                610-397-0689, Ext. 202     ychang@kcsa.com / hfeintuch@kcsa.com
                rpons@smartserv.com


                       SMARTSERV ANNOUNCES COMMENCEMENT OF
                       -----------------------------------
                            EQUITY PRIVATE PLACEMENT
                            ------------------------

PLYMOUTH MEETING, Pa., January 30, 2004 - SmartServ Online, Inc. (OTC: SSRV) announced today that it has commenced a private offering of between $3 million and $6 million of investment units consisting of shares of SmartServ Series A Convertible Preferred Stock and warrants to purchase Common Stock. The Units will be privately placed with accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended. SmartServ expects to use the net proceeds of this offering for repayment of outstanding obligations, completion of strategic acquisitions and general working capital.

The purchase price per Unit will be equal to the lesser of (A) ten times the lesser of (i) 80% of the average of the closing bid prices of the Common Stock over the ten trading days immediately preceding the date of each closing of the offering or (ii) 80% of the closing bid price of the Common Stock on the day immediately prior to the date of each closing or (B) with respect to closings after the first closing, the purchase price per Unit at the first closing. The exercise price of the shares underlying the Warrants will be 150% of the lesser of (i) the average of the closing bid prices of the Common Stock over the ten trading days preceding the date of each closing, or (ii) the closing bid price of the Common Stock on the day prior the date of each closing. SmartServ has agreed to register the shares underlying the components of the units.

The Series A Convertible Preferred Stock issued as part of the Units will be entitled to certain dividends payable in cash or stock. Holders of Series A Preferred are entitled to preemptive rights to participate in future private offerings of SmartServ's securities, subject to customary exceptions.

In addition to the Units sold in the offering, a further $3 million of Units will be issued to current holders of SmartServ's convertible debentures totaling $3 million, in order to convert such amount of debentures into Units.

When issued, the Units and underlying securities issued in this offering and conversion of debentures will not be registered under the Securities Act of 1933, as amended, or state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the Units. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

ABOUT SMARTSERV
SmartServ (OTC: SSRV) is a wireless applications service provider offering applications, development and hosting services. SmartServ's customer and distribution relationships exist across a network of wireless carriers, strategic partners, and a major financial institution. Our applications can be delivered via Java(TM) 2 Platform, Micro Edition (J2ME(TM)), QUALCOMM's Binary Runtime Environment for Wireless(TM) (BREW(TM)) solution, WAP and SMS, as well as RIM Blackberry and Pocket PC devices. For more information, please visit www.SmartServ.com.

FORWARD-LOOKING STATEMENTS
This news release may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time-to-time by the Company are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, and are not limited to, potential fluctuations in quarterly results, the size and timing of awards and performances on contracts, dependence on large contracts and a limited number of customers, dependence on wireless and/or internet networks of third-parties for certain products and services, lengthy sales and implementation cycles, changes in management estimates incident to accounting for contracts, availability and cost of key components, market acceptance of new or enhanced products and services, proprietary technology and changing technology, competitive conditions, system performance, management of growth, the risk that the Company's current and future products and services may contain errors or be affected by technical problems that would be difficult and costly to detect and correct, dependence on key personnel and general economic and political conditions and other factors affecting spending by customers, and other risks described in the Company's filings with the Securities and Exchange Commission.

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